SECOND ADDENDUM TO LICENSING AGREEMENT

Addendum to the License Agreement between Community Alliance, Inc. and Rachelle Hagerty, dated November 28, 2005.

WHEREAS, Paragraph 5.01 under Paragraph 5. of the License Agreement, as, LICENSE FEE, as amended, calls for a payment in the amount of $1,000 to be paid on June 1, 2006 and a final payment in the amount of $7,000 to be paid on or before June 1, 2007 toward the License Fee, and was amended on October 31, 2007, the parties desire to amend Paragraph 5.01.

The present paragraph in the Addendum To Licensing Agreement reads:

         5.  LICENSE FEE.

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), on with an initial payment of Two
Thousand Dollars ($2,000.00) ( the "Initial Payment") to be paid with the signing of this Agreement, a second payment in the amount of One Thousand Dollars ($1,000.00) to be paid on or before June 1, 2006, and the full balance of Seven Thousand Dollars ($7,000.00) due on or before June 1, 2007.


Paragraph 5.01 of the License Agreement shall be amended to read as follows:

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), on with an initial payment of Two
Thousand Dollars ($2,000.00) ( the "Initial Payment") to be paid with the signing of this Agreement, a second payment in the amount of One Thousand Dollars ($1,000.00) to be paid on or before May 31, 2007, and the full balance of Seven Thousand Dollars ($7,000.00) due on or before December31, 2007.


This addendum is dated December 31, 2006

By:  /s/Phil E. Ray
     ---------------------------
	     Phil E. Ray - President


By:  /s/Rachelle Hagerty
     ---------------------------
	     Rachelle Hagerty